STOCK REDEMPTION AGREEMENT

This is a Stock Redemption Agreement ("Redemption Agreement") entered into between Gentex Corporation, having a place of business at 600 N. Centennial St., Zeeland, Michigan, (the "Corporation") and Fred T. Bauer ("FTB").

RECITALS

A.    FTB owns shares of the common stock, par value $.06 per share, of the Corporation ("Common Stock").

B.    FTB desires to have his shares of Common Stock redeemed by the Corporation on the terms and conditions hereinafter set forth.

C.    The Corporation desires to redeem the shares of Common Stock owned by FTB on the terms and conditions hereinafter set forth.

In consideration of the above recitals and of the mutual covenants and agreements herein contained, the parties mutually agree as follows:

1.    Redemption. Subject to the terms and conditions of this Agreement, on January 16, 2018 (the "Redemption Date"), FTB shall sell and transfer to the Corporation, and the Corporation shall redeem from FTB, 5,499,728 shares of Common Stock owned by FTB, plus any shares of Common Stock acquired by FTB by virtue of the exercise of vested stock options by paying cash (and holding the same) on or before January 9, 2018 (the "Redeemed Stock"). For the avoidance of doubt, FTB shall remain entitled to receive the dividend payable to record holders for the fourth quarter of 2017 with respect to such 5,499,728 shares.

2.    Calculation and Payment of Redemption Price. On the Redemption Date, the Corporation shall pay to FTB, in immediately available funds, the "Per Share Price" multiplied by the number of shares of Redeemed Stock. The "Per Share Price" shall mean $20.976 (which the parties agree is the average of the last reported sale price during normal business hours of a share of Common Stock on each full trading day in which such shares are traded as reported on the Nasdaq National Market System during the period beginning on December 15, 2017 through January 5, 2018. The aggregate amount payable to FTB is referred to as the "Applicable Redemption Price."

3.    Transfer of Ownership of Shares. Promptly following the Corporation's payment of the Applicable Redemption Price to FTB, FTB shall deliver to the Corporation, at its address set forth in paragraph 12 hereof, the original stock certificate(s) representing the Redeemed Stock, duly endorsed in blank by FTB, or accompanied by blank stock powers, in the manner required by the Corporation's transfer agent and/or such other documents and instruments reasonably required by the Corporation or its transfer agent to transfer the Redeemed Stock to the Corporation.

If any certificates evidencing shares of Redeemed Stock are lost, stolen or destroyed, FTB shall make and deliver an affidavit of lost certificate in form and substance acceptable to the Corporation and its transfer agent, and deliver such affidavit in lieu of the original stock certificate required above. In such event, the Corporation may, in its discretion and as a condition precedent to payment of the Applicable Redemption Price with respect thereto, require FTB to indemnify the Corporation against any claim that may be made against it with respect to the lost, stolen, or destroyed certificate(s) and to pay any required indemnity bond, as may be required by the transfer agent.

4.    Adjustments. If, between the date of this Redemption Agreement and the Redemption Date, the outstanding shares of Common Stock changes into a different number of shares or a different class of shares by reason of any stock split, split-up, reclassification, recapitalization, merger, consolidation, combination, exchange of shares, stock dividend or dividend payable in other securities, or any similar event has occurred, and the record date for such change is within that time period, the number of shares to be redeemed from FTB pursuant to this Redemption Agreement and the Applicable Redemption Price shall be appropriately adjusted to provide to FTB the same economic effect as contemplated by this Redemption Agreement prior to such event.

5.    Representations of FTB. FTB represents, warrants and covenants that the same shall be true as of the Redemption Date with respect to the shares of Common Stock to be redeemed on the Redemption Date:

(a)    FTB is the legal and beneficial owner of all of the shares of Redeemed Stock to be sold and transferred by FTB hereunder, free and clear of any and all liens, encumbrances and other charges;

(b)    FTB has good and marketable title to the shares of Redeemed Stock to be sold and transferred by FTB hereunder, and has full right to sell and transfer such shares to the Corporation;

(c)    FTB is not a party to any agreement, written or oral, creating rights in respect of any of the shares of Redeemed Stock to be sold and delivered by FTB hereunder;

(d)    there are no existing warrants, options, stock purchase agreements, or restrictions of any nature relating to the shares of Redeemed Stock to be sold and delivered by FTB hereunder, and FTB's performance hereunder will not conflict with or violate any agreement to which FTB is a party or by which FTB is bound; and

(e)    this Redemption Agreement is a binding obligation of FTB, enforceable against FTB in accordance with its terms.

6.    Representations of the Corporation. The Corporation represents and warrants that:

(a)    its execution and delivery of this Redemption Agreement has been duly authorized by requisite corporate action; and

(b)    this Redemption Agreement is a binding obligation of the Corporation, enforceable against it in accordance with its terms.

7.    Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the delivery of the shares redeemed hereunder.

8.    Conditions Precedent to Corporation's Obligations. It shall be a condition precedent to the Corporation's obligations hereunder with respect to FTB that the representations and warranties made by FTB herein shall be true and correct on the Redemption Date as if made on and as of that date, and the tender of shares by FTB on the Redemption Date shall be deemed an affirmation thereof.

9.    Conditions Precedent to FTB's Obligations. It shall be a condition precedent to FTB's obligation hereunder that the representations and warranties made by the Corporation herein shall be true and correct on the Redemption Date as if made on and as of that date, and the tender of the Applicable Redemption Price by the Corporation on the Redemption Date shall be deemed an affirmation thereof. It shall be an additional condition precedent to FTB’s obligation hereunder that the Corporation shall have timely delivered an executed copy of the Additional Agreements (as defined in Section 17 below) to FTB.

10.    Continuing Rights of FTB. Nothing in this Agreement shall affect any of FTB's rights with respect to any other shares of Common Stock owned in the future that are not Redeemed Shares (including, without limitation, through any future exercise of any stock options).

11.    Further Assurances. Each party shall take whatever further action may become necessary or appropriate to carry out the intent and accomplish the purposes of this Redemption Agreement.

12.    Notices. All demands and notices given hereunder will be sent by personal delivery, e-mail transmission, or overnight express with a nationally recognized courier, addressed to the respective parties at the addresses set forth below, or to such other address for a party as that party may hereafter designate in writing to the other parties in the same manner:

If to the Corporation:        Gentex Corporation
Attention: Legal Department
600 North Centennial Street
Zeeland, Michigan 49464
legal.notification@gentex.com

If to FTB:            Fred T. Bauer
2775 Lakeshore Drive
Holland, Michigan 49424
loisellen@gmail.com

with a copy (which shall not serve as notice) to:

John Levi and Chris Abbinante
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
jlevi@sidley.com
cabbinante@sidley.com

13.    Binding Effect; Assignability. This Redemption Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their legal representatives, successors, and assigns. This Redemption Agreement may not be assigned by FTB or the Corporation.

14.    Redemption Dates. If the Redemption Date is not a Business Day, then the Redemption Date shall be the first Business Day following the scheduled Redemption Date. "Business Day" means any day on which banks are not required or authorized to close in the City of Grand Rapids, Michigan.

15.    Severability. The invalidity of any paragraph or subparagraph of this Redemption Agreement shall not affect the validity of any other paragraph or subparagraph of this Redemption Agreement.

16.    Applicable Law. This Redemption Agreement shall be construed under the laws of the State of Michigan without regard to its conflicts of law provisions. The parties agree that any judicial action involving a dispute arising under this Redemption Agreement will be filed, heard and decided in the Ottawa County Circuit Court or the U.S. federal district court for such geographic area. The parties agree that they will subject themselves to the personal jurisdiction and venue of either court, regardless of where FTB or the Corporation may be located at the time any action may be commenced. The parties agree that the locations specified above are mutually convenient forums and that each of the parties conducts business in Ottawa County.

17.    Entire Agreement. Except for the CEO and Chairman Retirement and Release Agreement effective as of December 31, 2017 (“Retirement Agreement”) and the Employment Agreement effective as of January 1, 2018 (the “Employment Agreement” and collectively, the “Additional Agreements”) and Employee’s stock option award agreements: (a) this Redemption Agreement contains the entire understanding of the parties and supersedes all previous verbal and written agreements; and (b) there are no other agreements, representations or warranties not referenced or set forth in this Redemption Agreement. This Redemption Agreement shall only be altered, modified, or amended in writing signed by the parties. In the event of a conflict between this Redemption Agreement and the Retirement Agreement, the terms of the Retirement Agreement shall govern.

18.    General Provisions. This Redemption Agreement may be executed in counterparts, together such counterparts comprise one and the same binding agreement. Executed signatures may be exchanged electronically between the parties, and such counterpart shall be effective and have the same effect as the original. The headings in this Redemption Agreement are for convenience of the parties only, and shall not be considered when interpreting or applying the provisions of this Redemption Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement this 5th day of January, 2018.

FRED T. BAUER                    GENTEX CORPORATION

Signature: /s/ Fred T. Bauer                Signature: /s/ James Wallace

Print: Fred T. Bauer                     Print: James Wallace, Chairman

Date: January 5, 2018                Date: January 5, 2018